UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

Bespoke Extracts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Lenox Avenue, New York, NY 10027

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (855) 633-3738

Former name, if changed since last report: DiMi Telematics International, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 10, 2017, DiMi Telematics International, Inc. (the “Company”) changed its legal corporate name to “Bespoke Extracts, Inc.” from “DiMi Telematics International, Inc.” The Company effectuated the name change through a short-form merger pursuant to Section 92A of the Nevada Revised Statutes where a subsidiary formed solely for the purpose of the name change was merged with and into the Company, with the Company as the surviving corporation in the merger. The merger had the effect of amending the Company’s Articles of Incorporation to reflect its new legal name. A copy of the Articles of Merger effecting the name change, as filed with the Secretary of State of the State of Nevada, is attached hereto as Exhibit 3.1.

Item 8.01	Other Information.

The Company’s name change became effective with the Financial Industry Regulatory Authority, Inc. (“FINRA”) on March 10, 2017, and the Company’s common stock now trades on the OTC Pink Markets under the new name and a new ticker symbol, “BSPK”.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
3.1	Articles of Merger, as filed with the Secretary of State of the State of Nevada effective as of March 10, 2017

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bespoke Extracts, Inc.

Date: March 10, 2017	By:	/s/ Barry Tenzer
Barry Tenzer President

3